Exhibit 10.4

WAIVER

This Waiver (this "Waiver") is entered into as of September 27, 2017, by and between Great Basin Scientific, Inc., a Delaware corporation (the "Company"), and the undersigned holder (the "Holder") which is one of the investors signatory to (i) that certain Exchange Agreement, dated April 7, 2017 (the "Initial Exchange Agreement"), between the Company and the Holder and (ii) that certain Amendment and Exchange Agreement, dated April 17, 2017 (the “Amended Exchange Agreement” and, together with the Initial Exchange Agreement, the "Exchange Documents"), between the Company and the Holder, with reference to the following facts:

A.On April 17, 2017, the Company entered into an Amended Exchange Agreement with each of the Holder and certain other investors (collectively, the "Amended Exchange Investors") , pursuant to which, among other things, the Company exchanged such Amended Exchange Investor's Series B Note (as defined in the Initial Exchange Agreement) for a New Series B Note (as defined in the Amended Exchange Agreement), and (ii) in lieu of the Qualified Financing Exchange and the Adjustment Exchange (each as defined in the Initial Exchange Agreement), each Amended Exchange Investor exchanged its remaining 2016 Notes and its remaining Existing Preferred Shares (each as defined in each Amended Exchange Agreement) for a New Series A Note (as defined in each Amended Exchange Agreement).

B.The issuance of the New Series A Notes and the New Series B Notes (collectively, the "Existing Notes") occurred at a closing on April 17, 2017 (the "2017 Closing Date").

C.The Company is currently contemplating entering into a new transaction (the "New Offering") for the issuance of a new series of senior secured notes in the aggregate principal amount of $2,772,541.54 (as amended, restated and/or refinanced from time to time, the "New Notes"), which will be secured by Liens (as defined in the Existing Notes) as set forth in the Security Documents (as defined in one or more securities purchase agreement(s) substantially in the form attached hereto as Exhibit A-1 and Exhibit A-2 (collectively, the "New SPA"), all pursuant to the terms and conditions set forth in the New SPA and the other Transaction Documents (as defined in the New SPA) (as amended, restated and/or, in the case of the New Notes, refinanced from time to time, the "New Transaction Documents").

D.In connection with the New Offering, the Company desires to obtain a waiver in respect of: (i) the Company's restriction to incur Indebtedness (as defined in the Existing Notes) in accordance with Section 16(a) of the Existing Notes, (ii) the Company's restriction to incur Liens (as defined in the Existing Notes) in accordance with Section 16(b) of the Existing Notes, (iii) the Company's restriction to incur Indebtedness that ranks pari passu with the Existing Notes pursuant to Section 14 of the Existing Notes, (iv) the Company's restriction to incur Liens (as defined in the Existing Notes) on certain types of intellectual property in accordance with Section 16(g) of the Existing Notes, in each case, solely with respect to entering into the New Transaction Documents and consummating the transactions contemplated thereby, and (v) the Company's requirement to give certain notices in connection with the Holder's right of participation set forth in Section 8.7 of the Amended Exchange Agreement.

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E.In compliance with Section 18 of the Existing Notes, this Waiver shall only be effective upon the execution and delivery of this Waiver and, if necessary, waivers in form and substance identical to this Waiver (the "Other Waivers"), by other holders of Existing Notes (each an "Other Holder") representing on the 2017 Closing Date the Required Holders (as defined in each of the Existing Notes) (the "2017 Required Holders") (such time, the "Effective Time").

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Waiver. The Holder hereby waives, effective as of the Effective Time: (i) the Company's restriction to incur Indebtedness (as defined in the Existing Notes) in accordance with Section 16(a) of the Existing Notes, (ii) the Company's restriction to incur Liens (as defined in the Existing Notes) in accordance with Section 16(b) of the Existing Notes, (iii) the Company's restriction to incur Indebtedness that ranks pari passu with the Existing Notes pursuant to Section 14 of the Existing Notes, (iv) the Company's restriction in incur Liens (as defined in the Eisting Notes) on certain types of intellectual property in accordance with Section 16(g) of the Existing Notes, and (v) the right to receive certain notices in connection with the Holder's right of participation set forth in Section 8.7 of the Amended Exchange Agreement, in each case of the foregoing clauses (i) – (v), solely with respect to entering into the New Transaction Documents and consummating the transactions contemplated thereby.

2.Subordination.  The Holder and the Collateral Agent (as defined in the Exchange Documents) hereby agree that:

(i) any and all indebtedness, obligations and liabilities of the Company to the holders of Existing Notes (the "Existing Investors"), including, without limit, principal, interest and other payments under the Existing Notes and Exchange Documents, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or to become due, now existing or later arising and whatever the amount and however evidenced (collectively, the "Subordinated Indebtedness"), are subordinated, in right of payment to any and all indebtedness, obligations and liabilities of the Company to the investors listed on a schedule to the New SPA (the "New Investors") arising in connection with the New Transaction Documents, including, without limit, principal, interest and other payments under the New Transaction Documents, including, without limitation, under the Cash Notes and the Exchange Notes (each as defined in the New SPA), whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or to become due, now existing or later arising and however evidenced, together with all other sums due thereon and all costs of collecting the same (including, without limit, reasonable attorney fees) for which the Company is liable (collectively, the "Senior Indebtedness");

(ii)The Existing Investors will not ask for, demand, sue for, take or receive (by way of voluntary payment, acceleration, set-off or counterclaim, foreclosure or other realization on security, dividends in bankruptcy or otherwise), or offer to make any discharge or release of, any of the Subordinated Indebtedness;

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(iii) so long as any Senior Indebtedness remains unpaid or any commitment to extend credit in respect thereof remains outstanding, the Existing Investors will not exercise any of the Existing Investors 's rights in any collateral securing the Subordinated Indebtedness that may at any time exist;

(iii)all liens, security interests and other rights of the Existing Investors in any collateral securing the Subordinated Indebtedness are hereby subordinated to all liens, security interests and other rights of the New Investors now or later existing in any of the same collateral securing the Senior Indebtedness;

(v)the Existing Investors waive all rights to require the Collateral Agent or the other New Investors to marshal the collateral for the Senior Indebtedness or any other property the New Investors may at any time have as security for the Senior Indebtedness and waives all rights to require the New Investors to first proceed against any guarantor or other person before proceeding against such collateral;

(vi)the Existing Investors shall not contest the validity, priority or perfection of the New Transaction Documents or the New Investors' liens on or security interest in any collateral securing the Senior Indebtedness;

(vii)the priorities of the New Investors and the Existing Investors in such collateral shall be in accordance with this Waiver, regardless of whether the New Investors' security interest in or lien on such collateral is valid or perfected, and regardless of the time, manner or order of perfection of any such liens and security interests;

(viii)the New Investors may take action to foreclose or otherwise realize upon, or protect their interest in, the collateral, in accordance with its agreements with the Company, at any time, without the consent of the Existing Investors, and the Existing Investors agree not to interfere in a manner which would defeat or otherwise inhibit the purpose of this Waiver in connection therewith;

(ix)so long as any part of the Senior Indebtedness is outstanding or any commitment to extend credit in respect thereof remains outstanding, if the New Investors have agreed to release their security interest in any of the collateral in connection with the realization of any of its rights with respect to such collateral in any commercially reasonable disposition, the New Investors are hereby authorized as the Existing Investors' attorney in fact to execute releases and discharges of the Existing Investors liens and security interests in such collateral provided that the New Investors are releasing or discharging the Existing Investors' security interest in such collateral as part of the same transaction and provided that the New Investors give the Existing Investors five (5) days prior written notice of such release during which such five (5) day period the Existing Investors do not sign and deliver to the New Investors any such releases and discharges;

(x)the subordination and postponement in priority, operation and effect of the security interests of the Existing Investors shall have the same force and effect as though the security interests of the New Investors had attached and were perfected by filing or

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otherwise prior to the time the security interests of the New Invsestors attached and/or were perfected;

(xi)this Waiver shall be applicable both before and after the commencement of any insolvency or liquidation proceeding and all converted or succeeding cases in respect thereof.  The relative rights of the secured parties in or to any distributions from or in respect of any collateral or proceeds of collateral, shall continue after the commencement of any insolvency or liquidation proceeding.  Accordingly, the provisions of this Waiver are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the United States Bankruptcy Code (or similar bankruptcy law).

3.Acknowledgments. The Company hereby confirms and agrees that (i) except with respect to the agreements set forth in Sections 1 and 2 above that are effective as of the Effective Time, the Exchange Documents shall continue to be, in full force and effect; (ii) the execution, delivery and effectiveness of this Waiver shall not operate as an amendment of any right, power or remedy of the Holder except to the extent expressly set forth herein.

4.No Material, Nonpublic Information.  On or before 8:30 a.m., New York City time, on the first Business Day after the New SPA has been executed, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the New Transaction Documents in the form required by the 1934 Act and attaching the material New Transaction Documents and the form of this Waiver as exhibits to such filing (including all attachments), the "8‑K Filing").  From and after the filing of the 8-K Filing with the Secuirties and Exchange Commission, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing.  In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its respective officers, directors, employees, affiliates or agents, on the one hand, and of the Holder or any of its affiliates, on the other hand, shall terminate and be of no force or effect. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, affiliates, employees and agents, not to, provide any Holder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of the Holder.  To the extent that the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates employees or agents delivers any material, non-public information to any Holder without the Holder's consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents not to trade on the basis of, such material, non-public information.  The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

5.Independent Nature of Holder Obligations and Rights.  The obligations of the Holder under this Waiver are several and not joint with the obligations of any Other Holder, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any Other Waiver.  Nothing contained herein or in any Other Waiver, and no

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action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver and the Company acknowledges that the Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waiver.  The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Waiver or, any Other Waiver, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

6.No Third Party Beneficiaries.  This Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person other than the Collateral Agent (as defined in the New SPA).

7.Counterparts.  This Waiver may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

8.No Strict Construction.  The language used in this Waiver will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

9.Headings.  The headings of this Waiver are for convenience of reference and shall not form part of, or affect the interpretation of, this Waiver.

10.Severability.  If any provision of this Waiver is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Waiver so long as this Waiver as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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11.Amendments.  No provision of this Waiver may be amended other than by an instrument in writing signed by the Company and the Holder.

12.Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Waiver and the consummation of the transactions contemplated hereby.

13.Notice.  Whenever notice is required to be given under this Waiver, unless otherwise provided herein, such notice shall be given in accordance with Section 7.4 of the Amended Exchange Agreement.

14.Successors and Assigns.  This Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

15.Capitalized Terms.  Capitalized terms used herein and not otherwise defined herein shall have the respective meaning set forth in the applicable Transaction Documents (as defined in the Exchange Documents).

16.Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

COMPANY:

GREAT BASIN SCIENTIFIC, INC.

By:
Name: Ryan Ashton
Title: President, CEO

1.
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[Signature Page to Note Waiver]

IN WITNESS WHEREOF, each Undersigned and the Company have caused their respective signature page to this Waiver to be duly executed as of the date first written above.

HOLDER:
By:Name: Title:
COLLATERAL AGENT:

HUDSON BAY MASTER FUND LTD.

By:
Name:
Title:

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[Signature Page to Note Waiver]

Exhibit A

New SPAs

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